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                      SECOND RENEWAL AND MODIFICATION OF
                      ----------------------------------
                         REVOLVING LINE OF CREDIT NOTE
                         -----------------------------

$50,000,000                                                      April 30, 1997

          FOR VALUE RECEIVED, Miller Industries, Inc., a Tennessee corporation (hereinafter referred to as "the Maker"), hereby renews that certain Revolving Line of Credit Note dated June 28, 1994, by and between Maker and NationsBank of Tennessee, N.A. (hereinafter referred to as the "Payee" or "Holder"), in the original principal amount of $15,000,000, which Revolving Line of Credit Note was renewed and modified to increase the principal indebtedness from $15,000,000 to $25,000,000 pursuant to that certain Renewal and Modification of Revolving Line of Credit Note dated December 29, 1995, by and between Maker and Holder, (the "Renewal Note") (the Revolving Line of Credit Note and Renewal Note shall collectively be referred to herein as the "Note"), and hereby modifies said Note to increase the principal indebtedness from $25,000,000 to $50,000,000, and to change the interest rate to the LIBOR Rate plus 80 basis points, and hereby promises to pay to the order of NationsBank of Tennessee, N.A., a national banking association, whose address is 633 Chestnut Street, Chattanooga, Tennessee 37450 (hereinafter referred to as "the Payee"; the Payee and any subsequent holders of this Note being hereinafter referred to collectively as "the Holder"), at the address of the Payee set forth above, or such other place as the Holder shall designate to the Maker in writing from time to time, the principal sum of Fifty Million Dollars ($50,000,000.00) (or, if less, the aggregate unpaid principal amount of all advances made hereunder pursuant to that certain Loan Agreement dated as of June 28, 1994, by and between Maker and Holder, as amended by that certain Amendment to Certain Loan Documents dated December 30, 1994, as further amended by that certain Second Amended Loan Agreement dated March 30, 1995, as further amended by that certain Third Amended Loan Agreement dated December 29, 1995, as further amended by that certain Fourth Amendment to Loan Agreement dated February 29, 1996, and as further amended by that certain Fifth Amendment to Loan Agreement dated as of the date hereof, as these documents may be amended, modified, renewed, restated, extended or supplemented from time to time). (The Loan Agreement and all amendments thereto shall be collectively referred to herein as the "Loan Agreement").
Such principal payment shall be due and payable on September 1, 1998, or such earlier date as may be determined in accordance with the Loan Agreement ("the Termination Date"), together with all accrued and unpaid interest on said principal sum or the principal balance thereof. During the period from the date of this Note through the Termination Date, this Note may revolve and the Maker may borrow up to the maximum principal amount hereof, and repay all or any portion thereof and reborrow up to such amount on a revolving basis, subject to the terms and conditions set forth herein and in the Loan Agreement. All payments of principal and interest shall be in immediately available funds of the United States of America. Interest (calculated on the basis of a year of 360 days) shall accrue from the date of this Note on the daily amount of the unpaid principal balance of this


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Note from time to time outstanding, at a rate per annum equal to the LIBOR Rate
(as defined in the Loan Agreement) plus the Applicable LIBOR Rate Margin (80 basis points) (as defined in the Loan Agreement). The Payee will, upon request of Maker and as soon as practicable, advise the Maker of each determination of the LIBOR Rate. Any change in the interest rate resulting from a change in the Reserve Requirements (as defined in the Loan Agreement) shall become effective as of the opening of business on the day on which such change in the Reserve Requirements becomes effective. The Lender will, upon request of Payee and as soon as practicable, notify the Payee of the effective date and the amount of such change in interest rate.

          Interest which accrues during the term of this Note shall be due and payable in arrears on each Interest Payment Date (as defined and set forth in the Loan Agreement) until all the principal amount and interest under this Note have been paid in full.

          All payments made pursuant to this Note shall first be applied to pay the accrued interest and the balance shall be applied to the payment of the principal. Principal and interest not paid when due, by acceleration or otherwise, may, at the option of the Holder, accrue interest at the Default Rate (as defined in the Loan Agreement) or the highest rate allowed by applicable law, whichever is less.

          In no event shall the amount of interest due and payable under this Note exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is paid by the Maker or received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned to the Maker. It is the express intent of this Note that the Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Maker under applicable law.

          This Note is the second renewal and modification of the Revolving Line of Credit Note referred to in the Loan Agreement and all the duties, responsibilities and obligations of the Maker and the rights of the Holder under the Loan Agreement, any other contract, agreement and instrument previously entered into, now executed or hereafter entered into in connection with any of the foregoing, or pursuant to any other instrument evidencing or securing any other past, present or future indebtedness of the Maker to the Holder (all of the foregoing including the Loan Agreement and this Note being hereinafter referred to as the "Loan Documents") shall continue until all the principal amount and interest under this Note have been paid in full. Terms used in this Note without definition are used as defined in the Loan Agreement. All rights, benefits and terms under the Loan Agreement shall inure to the benefit of the Holder. Any default under the Loan Agreement or the other Loan Documents, all of which are hereby incorporated herein by reference, shall be an event of default under this Note, including but specifically not limited to a failure to promptly pay the principal or interest due under this Note on any due date or the failure to promptly pay when due, whether by acceleration or otherwise, any and all other obligations

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and indebtedness of the Maker and any other obligor, including endorsers, guarantors and sureties, to the Holder, however and whenever incurred, acquired or evidenced, whether due or to become due, direct or indirect, absolute or contingent, joint or several, now existing or hereafter arising, including, but not limited to, commercial debt, consumer debt, residential construction debt, commercial construction debt and any and all other classes of debt, and such failure to pay continues for a period of ten (10) days after the date the payment is due, (all of the foregoing, including the principal and interest due under this Note, being referred to in this Note collectively as the "Obligations").

          Presentment for payment, demand, protest, indulgences in collection and notice of demand, protest, non-payment and dishonor and each and every other kind of notice, defense, technical requirement, possible irregularity and formality which might otherwise be required, or used or raised to avoid or otherwise diminish in any way the Obligations, including, without limitation, the indebtedness evidenced by this Note, or to hinder the collection of the Obligations by the Holder in full from the Maker pursuant to the provisions of this Note are hereby waived by the Maker and all other persons, corporations or other entities now or at any time liable, whether primarily or secondarily for the payment of all or any part of the Obligations, including endorsers, sureties and guarantors, if any. The Maker represents and warrants to the Holder that the Obligations, including, without limitation, indebtedness evidenced by this Note, have been incurred exclusively for the business purposes of the Maker.

          No delay or failure on the part of the Holder in the exercise of any power or right under this Note or under any of the other Loan Documents, including, but not limited to, the failure to accelerate the debt evidenced by this Note by reason of an event of default under this Note, acceptance of a past-due installment or indulgences granted from time to time shall be construed
(i) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or the right of the Holder thereafter to insist upon strict compliance with the terms of this Note or (ii) to prevent the exercise of such right of acceleration or any other right granted under this Note or under the other Loan Documents or by the laws of the State of Tennessee; and the Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of time for the payment of this Note or any installment due under this Note made with any obligor, including endorsers, guarantors, sureties and Maker, shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. The Holder may enforce its rights against any obligor, including endorsers, guarantors or sureties, without enforcing any other right or remedies against any other obligor, including Maker, endorsers, guarantors or sureties.

          The Maker hereby waives and renounces for itself, its successors and assigns, all rights to benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption

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and homestead now provided, or which may hereafter be provided by the
Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the Obligations, including indebtedness evidenced by this Note. The Maker hereby transfers, conveys and assigns to the Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay the indebtedness evidenced by this Note and the other Obligations in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to the Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced by this Note and the other Obligations and does hereby appoint the Holder the attorney-in-fact for the Maker to claim any and all homestead exemptions allowed by law.

          In the Event of Default as defined in this Note or as defined in the Loan Agreement, the Holder may at any time and from time to time, without demand or notice, appropriate, set-off against and apply the deposit balances, accounts, items, certificates of deposit and monies of Maker in the possession of or on deposit with the Holder to the Obligations, including, without limitation, the indebtedness evidenced by this Note whether due by acceleration or otherwise.

          Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection including reasonable attorneys' fees.

          This Note may not be changed orally, but only in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          The remedies of the Holder as provided in this Note and in the Loan Documents, or any of them, or at law or in equity, shall be cumulative and concurrent, not exclusive, and may be pursued singly, successively, or together at the sole discretion of the Holder, and may be exercised as often as the occasion therefore shall occur.

          Any notice required or permitted under this Note shall be given to the Maker or the Holder at the address set forth above (or at such other address as such party shall designate to the other party or parties in writing) in accordance with the terms set forth in the Loan Agreement.

          If any of the provisions of this Note shall contravene or be invalid or unenforceable under the laws of any jurisdiction where it is in effect, such contravention, invalidity or unenforceability shall not invalidate this entire Note and this Note shall be construed as if it did not contain the particular provision or provisions held to be illegal, invalid or unenforceable, and all the rights of the Holder and obligations of the Maker shall be construed and enforced accordingly; always provided, however, that such invalid

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provision or provisions do not go to the essence of this Note so that its or their invalidity relieves the Maker from the obligation of rendering substantial performance under this Note.

          This Note shall be construed and enforced in accordance with the laws of the State of Tennessee, without regard to the conflict of laws of such State. Maker hereby agrees that suit on this Note and any of the Loan Documents may be brought in any State or Federal Court having jurisdiction over the person or any property of Maker and in any event in any State or Federal Court of or located in the State of Tennessee, and Maker irrevocably covenants and agrees to waive any objection to the jurisdiction of any such court and affirmatively consents and agrees to the jurisdiction of any such court, and appoints Payee at its address set forth above, as agent for service of process on the Maker in the State of Tennessee.

          As used herein, the terms "the Maker" and "the Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, partnership, corporation or entity is a Maker under this Note, then all references to "the Maker" shall be deemed to refer equally to each of said persons, partnerships, corporations or entities, all of whom shall be jointly and severally liable for all of the obligations of the Maker under this Note.

                                         MILLER INDUSTRIES, INC.
                                         a Tennessee corporation


ATTEST:                                  By: /s/ Adam Dunayer      VP CFO
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                                                   Title


/s/ David Tatum    Director of Finance
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          Title



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